UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

Kohlberg Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

295 Madison Avenue

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not Applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2012, Kohlberg Capital Corporation (the “Company”) appointed Edward U. Gilpin as its Chief Financial Officer, effective immediately, succeeding Michael I. Wirth, who will remain an employee of the Company through July 1, 2012 to assist in the transition of his duties.

In connection with the foregoing, the Company issued a press release announcing Mr. Gilpin’s appointment as its Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Edward U. Gilpin

Mr. Gilpin, age 51, served as the Chief Financial Officer at Associated Renewable Inc., an end-to-end full service energy consulting and carbon management company, since December 2010. From January 2008 to May 2010, he served as Executive Vice President and Chief Financial Officer of Ram Holdings, Ltd., a provider of financial guaranty reinsurance, and prior to that he was the Executive Vice President, Chief Financial Officer and Director of ACA Capital Holdings, Inc., a holding company that provides asset management services and credit protection products, from December 2000 to January 2008. Prior to joining ACA Capital, Mr. Gilpin was Vice President in the Financial Institutions Group at Prudential Securities, Inc.’s investment banking division. From 1998 to 2000, Mr. Gilpin served in the capacity of Chief Financial Officer for an ACA Capital affiliated start-up venture, developing the financial plans and spearheading the capital raising process. From 1991 to 1998, Mr. Gilpin was with MBIA, Inc., a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services, where he held various positions in the finance area. His most recent position with MBIA was Director, Chief of Staff for MBIA Insurance Company’s President. Mr. Gilpin began his career as an Assistant Vice President in the Mutual Funds Department of BHC Securities, Inc. Mr. Gilpin holds an M.B.A. from Columbia University and a B.S. from St. Lawrence University.

In connection with Mr. Gilpin’s appointment as the Company’s Chief Financial Officer, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Gilpin that sets forth the terms of his employment with the Company. The Letter Agreement provides for an initial term ending on December 31, 2013, subject to automatic one-year renewals thereafter (unless either party provides prior written notice not later than 30 days prior to the expiration of the term of his or its decision not to extend the term of employment).

Under the Letter Agreement, Mr. Gilpin is entitled to receive an annual base salary of $350,000 (subject to increase from time to time in the discretion of the Board of Directors) and an annual cash bonus of not less than $400,000 for 2012 to be paid on or before January 31, 2013. Subsequently, Mr. Gilpin will be eligible to earn annual performance-based cash bonuses with a targeted amount of $400,000 to be paid on or before January 31 of the succeeding calendar year based on his performance and that of the Company against goals established annually by the Board of Directors. In addition, Mr. Gilpin will be (i) entitled to receive a one-time grant of restricted shares of the Company’s stock having a value of $150,000 on the date of grant pursuant to the Company’s 2006 Amendment and Restated Equity Incentive Plan and (ii) eligible to participate in all employee benefit plans of the Company available to employees.

The Letter Agreement also provides that if Mr. Gilpin’s employment is terminated by the Company without cause or by him for good reason (as defined in the Letter Agreement) or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the Letter Agreement (or, if greater, twelve months after such termination); provided that the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as the Company releases Mr. Gilpin from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; (iv) any unpaid guaranteed bonus; (v) any bonus compensation to which he is entitled in respect of the year of termination, prorated to the date of termination; and (vi) in the case of a termination by the Company without cause or by Mr. Gilpin for good reason, continued annual bonuses at 50% of the target amount during the period of base salary continuation, pro rated with respect to partial years, all on the condition that he sign a release of claims and subject to his compliance with his non-compete, non-solicitation, and confidentiality obligations. In addition, following a change in control, Mr. Gilpin will be entitled to the benefits described above if he terminates for any reason in the 90 days after the change in control, and the Company’s ability to elect to cease the continuation of base salary and contributions to health insurance premiums applies after twelve months rather than six months. A change in control is defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent Board of Directors (or successors designated thereby) to constitute a majority of the Company’s Board of Directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets.

The above summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Michael I. Wirth

The Company and Mr. Wirth mutually agreed that Mr. Wirth would separate from service with the Company on July 1, 2012.  Pursuant to Mr. Wirth’s employment agreement with the Company, he will continue to receive his salary, and the Company will continue to contribute to the premium cost of his health insurance, until December 31, 2012. In addition, Mr. Wirth will receive a pro rated bonus of $187,500 for 2012, which will be paid to him on or about January 31, 2013. Finally, Mr. Wirth’s remaining unvested restricted stock will vest in accordance with its terms on July 1, 2012.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Kohlberg Capital Corporation and Edward U. Gilpin.

10.2	Amended and Restated Employment Agreement, dated as of August 5, 2009, between the Company and Michael I. Wirth. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2009, which was filed with the SEC on August 10, 2009).

99.1	Press release dated June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012	Kohlberg Capital Corporation

	By:	/s/ Dayl W. Pearson
Name: Dayl W. Pearson
Title: President and Chief Executive Officer